Exhibit 99.1

FOR IMMEDIATE RELEASE
November 10, 2021

Contact: Katherine Blye
Senior Director, Investor Relations & Marcom
Phone: +1 603 626-2306
kblye@allegromicro.com
Allegro MicroSystems Announces Changes to its Board of Directors
--Election of Susan Lynch to Replace Christine King--

Manchester, NH – Allegro MicroSystems, Inc. (“Allegro”), a global leader in sensing and power semiconductor technology, today announced the appointment of Susan Lynch to Allegro’s Board of Directors and its Audit Committee, replacing Christine King, who is leaving the board. Both of these changes are effective immediately.
“Christine King has brought a wealth of knowledge and has provided expert guidance to support Allegro’s first year as a public company,” said Yoshihiro “Zen” Suzuki, Chairman of the Board. “On behalf of the Allegro Board, I would like to thank Chris for her leadership and service.”
Ms. King added, “I have enjoyed the opportunity of serving on Allegro’s Board over the past year and believe the company has strong plans in place for a very exciting and rewarding future. I’d like to thank my fellow directors, and I wish the Allegro team nothing but success in the future.”
Susan Lynch joins Allegro’s Board of Directors with more than 25 years of financial experience though senior leadership roles in the technology, aerospace and defense, and industrial manufacturing industries. Ms. Lynch currently serves as the Senior Vice President and Chief Financial Officer at Vectrus, Inc. Previously, Ms. Lynch was the Executive Vice President and Chief Financial Officer for Sungard Availability Services. Ms. Lynch holds a bachelor’s degree in accounting and business administration from MidAmerica Nazarene University and is a certified public accountant.
“We are pleased to welcome Susan to Allegro’s Board of Directors and its Audit Committee at a very important time in the growth of Allegro,” continued Mr. Suzuki. “In addition to Susan’s deep financial leadership experience and focus on performance, she also has a strong track record of creating stockholder value through organic and inorganic growth strategies. We are looking forward to her insightful contributions to our Board.”
“Allegro has established strong franchises in magnetic sensors and power ICs that are being widely adopted, particularly in accelerating end markets like xEV, ADAS, green energy, and data center,” said Ms. Lynch. “I am delighted to join Allegro’s Board of Directors and look forward to contributing to its future growth and success as the company’s innovations drive a safer, more sustainable future for us all.”
About Allegro MicroSystems
Allegro MicroSystems is a leading global designer, developer, fabless manufacturer and marketer of sensor integrated circuits (“ICs”) and application-specific analog power ICs enabling emerging technologies in the automotive and industrial markets. Allegro’s diverse product portfolio provides efficient and reliable solutions for the electrification of vehicles, automotive ADAS safety features, automation for Industry 4.0 and power saving technologies for data centers and green energy applications.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “future,” “expect,” “should,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “should,” “could,” or the negative thereof and similar words and expressions.
Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: downturns or volatility in general economic conditions, including as a result of the COVID-19 pandemic, particularly in the automotive market; our ability to compete effectively, expand our market share and increase our net sales and profitability; our ability to compensate for decreases in average selling prices of our products; the cyclical nature of the analog semiconductor industry; shifts in our product mix or customer mix, which could negatively impact our gross margin; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; any disruptions at our primary third-party wafer fabrication facilities; our ability to fully realize the benefits of past and potential future initiatives designed to improve our competitiveness, growth and profitability; our ability to accurately predict our quarterly net sales and operating results; our ability to adjust our supply chain volume to account for changing market conditions and customer demand; our reliance on a limited number of third-party wafer fabrication facilities and suppliers of other materials; our dependence on manufacturing operations in the Philippines; our reliance on distributors to generate sales; our indebtedness may limit our flexibility to operate our business; the loss of one or more significant end customers; our ability to develop new product features or new products in a timely and cost-effective manner; our ability to meet customers’ quality requirements; uncertainties related to the design win process and our ability to recover design and development expenses and to generate timely or sufficient net sales or margins; changes in government trade policies, including the imposition of tariffs and export restrictions; our exposures to warranty claims, product liability claims and product recalls; our ability to protect our proprietary technology and inventions through patents or trade secrets; our ability to commercialize our products without infringing third-party intellectual property rights; disruptions or breaches of our information technology systems; risks related to governmental regulation and other legal obligations, including privacy, data protection, information security, consumer protection, environmental and occupational health and safety, anti-corruption and anti-bribery, and trade controls; our dependence on international customers and operations; the availability of rebates, tax credits and other financial incentives on end-user demands for certain products; the volatility of currency exchange rates; risks related to acquisitions of and investments in new businesses, products or technologies, joint ventures and other strategic transactions; our ability to raise capital to support our growth strategy; our ability to effectively manage our growth and to retain key and highly skilled personnel; changes in tax rates or the adoption of new tax legislation; risks related to litigation, including securities class action litigation; and our ability to accurately estimate market opportunity and growth forecasts; and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 19, 2021, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors Relations page of our website at investors.allegromicro.com.
All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.
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